As filed with the Securities and Exchange Commission on June 29, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAYTEX ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Not Applicable
(Translation of Registrant’s name into English)
Alberta (State or other jurisdiction of incorporation or organization)	2800, 520 – 3rd Avenue S.W. Calgary, Alberta Canada, T2P 0R3 (587) 952-3000 (Address and telephone number of Registrant’s principal executive offices)	Not applicable (I.R.S. Employer Identification No.)

Baytex Energy USA, Inc.
16285 Park Ten Place, Suite 500
Houston, TX 77084
(713) 722-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Michael S. Telle
Joanna D. Enns
Vinson & Elkins LLP
845 Texas Avenue, Ste. 4700
Houston, Texas 77002
(713) 758-2222
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion: Dated June 29, 2023
PROSPECTUS
BAYTEX ENERGY CORP.
168,891,994 Common Shares
Offered by the Selling Shareholders
This prospectus relates to up to 168,891,994 common shares, without par or nominal value (“Common Shares”), of Baytex Energy Corp. (“Baytex”) that may be sold from time to time by the selling shareholders identified in this prospectus (the “Registered Shares”). The Registered Shares offered under this prospectus were issued to Rocky Creek Resources, LLC (“Rocky Creek”) and JSTX Holdings, LLC (“JSTX”, and together with Rocky Creek, the “Selling Shareholders”) pursuant to that certain Agreement and Plan of Merger, dated as of February 27, 2023 (including the related plan of merger and as amended from time to time, the “Merger Agreement”), pursuant to which Nebula Merger Sub, LLC, an indirect wholly-owned subsidiary of Baytex (“Merger Sub”) merged with and into Ranger Oil Corporation (“Ranger”) with Ranger surviving such merger (the “Merger”). Pursuant to an Investor and Registration Rights Agreement (the “IRRA”) dated as of February 27, 2023 and entered into by Baytex and the Selling Shareholders in connection with the Merger, Baytex agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Registered Shares offered under this prospectus. We will not receive any proceeds from the sale of the Registered Shares by the Selling Shareholders.
The Selling Shareholders may sell the Registered Shares described in this prospectus in a number of different ways and at varying prices. For more information about how the Selling Shareholders may sell their Registered Shares, see the section of this prospectus titled “Plan of Distribution.”
Our Common Shares trade under the symbol “BTE” on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”). On June 28, 2023, the last reported sale price of our Common Shares was C$4.15 per share on the TSX and US$3.12 per share on the NYSE.
Investing in Baytex’s Common Shares involves risks. See “Risk Factors” on page 7 in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is            , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may from time to time offer and sell up to 168,891,994 of our Common Shares.
This prospectus provides you with a general description of the Registered Shares that are registered hereunder that may be offered by the Selling Shareholders. The specific terms of the Registered Shares that the Selling Shareholders offer, if not included in this prospectus or information incorporated by reference herein, will be provided in a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
Any prospectus supplement may add, update or change information contained in this prospectus, including to update information with respect to the Selling Shareholders or to add any transferee, assignee or other successor-in-interest that received Registered Shares from the Selling Shareholders as a Selling Shareholder hereunder. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our Common Shares, you should carefully read this prospectus and any prospectus supplement relating to the Registered Shares offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. The Selling Shareholders are offering to sell the Registered Shares only in jurisdictions where offers and sales are permitted. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of those documents.
On June 20, 2023, Baytex completed its acquisition of Ranger through the merger of Merger Sub with and into Ranger, with Ranger continuing its existence as the surviving corporation following the Merger as an indirect wholly owned subsidiary of Baytex. Pursuant to the Merger Agreement, Ranger shareholders were entitled to receive, in exchange for each share of Ranger Class A common stock owned by them immediately prior to the effective time of the Merger, 7.49 Common Shares and $13.31 in cash, without interest.
Unless otherwise specified, currency amounts referenced in this prospectus are in U.S. dollars. All references in this prospectus to “$” or “US$” or “USD” are to U.S. dollars. All references in this prospectus to “C$” or “CAD” are to Canadian dollars.

PRESENTATION OF RESERVES AND PRODUCTION INFORMATION
Except as set forth below, the reserves information incorporated by reference herein have been prepared in accordance with guidelines specified in National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGE Handbook”). There are significant differences in the types of volumes disclosed and the basis from which reserves volumes are economically determined under the SEC disclosure requirements set forth in Subpart 1200 of Regulation S-K (the “U.S. Standards”) and NI 51-101, and the difference between reported reserves under the two disclosure standards can, therefore, be material. For example, the COGE Handbook and NI 51-101 require disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas the U.S. Standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months and that the standardized measure reflect discounted future net income taxes related to a company’s operations. In addition, the COGE Handbook and NI 51-101 permit the presentation of reserves estimates on a “company gross” basis (representing a company’s working interest share before deduction of royalties) and “company net” basis (after the deduction of royalties and similar payments), whereas the U.S. Standards require the presentation of net reserve estimates after the deduction of royalties and similar payments only. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGE Handbook, and those applicable under the U.S. Standards, along with NI 51-101 requiring a more granular product type classification than required by U.S. Standards. NI 51-101 also requires that proved undeveloped reserves be reviewed annually for retention or reclassification if development has not proceeded as previously planned, while the U.S. Standards impose a five-year limit after initial booking for the development of proved undeveloped reserves. Finally, the SEC prohibits disclosure of oil and gas resources in SEC filings, including contingent resources, whereas Canadian securities regulatory authorities allow disclosure of oil and gas resources. Resources are different than, and should not be construed as, reserves. The foregoing is not an exhaustive summary of Canadian or U.S. reserves reporting requirements.
Both Baytex and Ranger also present supplemental reserve information and the standardized measure of discounted future net cash flows in accordance with the provisions of the Financial Accounting Standards Board’s ASC Topic 932 Extractive Activities — Oil and Gas (“ASC 932”), which generally utilize definitions and estimations of proved reserves that are consistent with Rule 4-10 of Regulation S-X promulgated by the SEC, but do not necessarily include all of the disclosure required by the U.S. Standards. Such supplemental disclosures are incorporated by reference into this prospectus.
Except for the supplemental reserve information and the standardized measure of discounted future net cash flows prepared in accordance with the provisions of ASC 932, all data on oil and natural gas reserves contained in the documents incorporated by reference into this prospectus by Baytex generally have been prepared and are presented in accordance with NI 51-101 and the COGE Handbook, which are not comparable in all respects to U.S. Standards or other foreign disclosure standards. As a consequence, except for the reserves information presented in accordance with ASC 932, Baytex’s reserves estimates and certain production volumes that are presented on a gross basis may not be comparable to those made under U.S. Standards.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
From time to time, Baytex makes written or oral forward-looking statements within the meaning of certain securities laws. Certain statements in this prospectus, including information incorporated by reference into this prospectus, may contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). In some cases, forward-looking statements can be identified by terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “objective”, “ongoing”, “outlook”, “potential”, “project”, “plan”, “should”, “target”, “would”, “will” or similar words suggesting future outcomes, events or performance. The forward-looking statements contained or incorporated by reference in this prospectus speak only as of the date of such statement and are expressly qualified by this cautionary statement.
Because forward-looking statements are subject to risks, uncertainties, assumptions and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Although Baytex believes that the expectations represented in such forward-looking statements were reasonable at the time such statements were made, there can be no assurance that such expectations will prove to be correct. These risks, uncertainties, assumptions and contingencies include, among others:
•
risks related to the Merger, including the risk that the benefits of the Merger may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues;

•
changes in business strategies, plans and objectives;

•
changes in intentions of allocating annual free cash flow to shareholder returns through dividends, share buybacks and debt reduction;

•
Baytex’s goal of building value by developing assets and completing selective acquisitions;

•
risks relating to any unforeseen liabilities of Ranger and/or Baytex;

•
the sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids (“NGLs”) and natural gas;

•
general economic conditions, including a potential crisis in the financial services industry and as a result of governmental actions to address elevated inflation levels caused by labor shortages, supply shortages and increased demand, and other inflationary pressures;

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the impact of world health events, including the COVID-19 pandemic, economic slowdown, governmental actions, stay-at-home orders and interruptions to our operations;

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risks related to and the impact of actual or anticipated other world health events;

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the ability to satisfy short-term and long-term liquidity needs, including the ability to generate sufficient cash flows from operations or to obtain adequate financing on favorable terms, including access to the capital markets to fund capital expenditures and meet working capital needs;

•
the ability to access capital, including through lending arrangements and the capital markets, as and when desired;

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negative events or publicity adversely affecting the ability to maintain relationships with our suppliers, service providers, customers, employees, and other third parties;

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plans, objectives, expectations and intentions contained or incorporated by reference in this prospectus that are not historical;

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the ability to execute Baytex’s business plan in volatile commodity price environments;

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the ability to develop Baytex’s expected drilling locations and otherwise explore for, acquire and replace oil and gas reserves and sustain production;

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the ability to generate profits or achieve targeted reserves in our development operations;

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the ability to meet guidance, market expectations and internal projections, including type curves;

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the incurrence of impairments, write-downs or write-offs of our reserves or assets;

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inaccuracies of reserve estimates or assumptions underlying them;

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the projected demand for and supply of oil, NGLs and natural gas;

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the ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs;

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the ability to generate sufficient cash flow to declare dividends;

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the ability to renew or replace expiring contracts on acceptable terms;

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the ability to obtain adequate pipeline transportation capacity or other transportation for oil and gas production at reasonable cost and to sell production at, or at reasonable discounts to, market prices;

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the uncertainties inherent in projecting future rates of production for wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves;

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the use of new techniques in our development, including choke management and longer laterals;

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drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity;

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the ability to compete effectively against other oil and gas companies;

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the risk of leasehold terms expiring before production can be established and our ability to replace expired leases;

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the incurrence of environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance;

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the timing of receipt of necessary regulatory permits;

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the payment of material income taxes;

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changes or potential changes in tax laws or the interpretation thereof, and tax rates;

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the effect of commodity and financial derivative arrangements with other parties and counterparty risk related to the ability of these parties to meet their future obligations;

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the occurrence of unusual weather or operating conditions, including force majeure events;

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the ability to retain or attract senior management and key employees;

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compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters;

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physical, electronic and cybersecurity breaches;

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uncertainties and economic events relating to general domestic and international economic and political conditions, including political tensions or war;

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the impact and costs associated with litigation or other legal matters;

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currency exchange rates and regulations;

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actions by joint venture co-owners;

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hedging decisions, including whether or not to enter into derivative financial instruments;

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uninsured or underinsured losses resulting from oil and gas operations; and

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the risk that the Merger may not increase Baytex’s relevance to investors in the international exploration and production industry, increase capital market access through scale and diversification or provide liquidity benefits for shareholders.

Baytex cautions that the foregoing lists of forward-looking statements and factors that may cause actual results to differ from those projected are not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by

Baytex with Canadian and U.S. securities regulators. Reference should be made to “Risk Factors” in this prospectus or any prospectus supplement, “Risk Factors” and “Management’s Discussion and Analysis — Forward Looking Statements” in Baytex’s Annual Report on Form 40-F and corresponding Annual Information Form for the year ended December 31, 2022 (the “Annual Report”), Baytex’s Current Reports on Form 6-K filed on May 4, 2023 and June 27, 2023, and subsequent filings with the SEC made by Baytex. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on forward-looking statements cannot be determined with certainty.
Except to the extent required by law, Baytex assumes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements in this prospectus are expressly qualified in their entirety by these cautionary statements.

BAYTEX ENERGY CORP.
Baytex is an energy company with headquarters based in Calgary, Alberta and offices in Houston, Texas. Baytex is engaged in the acquisition, development and production of crude oil and natural gas in the Western Canadian Sedimentary Basin and in the Eagle Ford in the United States. Our Common Shares are listed on the NYSE and the TSX under the symbol “BTE.”
Additional information about Baytex can be found on its website at www.baytexenergy.com. The information contained in, or that can be accessed through, Baytex’s website is not incorporated in this prospectus.
Background of Share Registration
This prospectus relates to the resale by the Selling Shareholders of up to 168,891,994 of our Common Shares, being all of the Common Shares issued to the Selling Shareholders under the Merger Agreement, pursuant to which Merger Sub merged with and into Ranger with Ranger surviving such Merger. Pursuant to the IRRA entered into by Baytex and the Selling Shareholders in connection with the Merger, Baytex agreed to file with the SEC a registration statement covering the resale of the Registered Shares offered under this prospectus. Under the IRRA, the Selling Shareholders have certain demand registration rights as well as certain piggyback rights with respect to certain underwritten offerings conducted by Baytex for its own account or other shareholders of Baytex. We will not receive any proceeds from the sale of the Registered Shares by the Selling Shareholders.

RISK FACTORS
Baytex’s business is subject to uncertainties and risks. In addition to the risk factor included below, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from the Annual Report and the Current Report on Form 6-K filed on June 27, 2023, and from time to time in other filings with the SEC. Baytex encourages you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to Baytex or that Baytex currently deems immaterial may also adversely affect its business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of Baytex’s Common Shares to decline, perhaps significantly, and investors may lose part or all of their investment.
The Selling Shareholders have significant influence on us and may also affect the market price and liquidity of our securities.
The Selling Shareholders hold in the aggregate 19.7% of the issued and outstanding shares in Baytex as of June 23, 2023. The Selling Shareholders have agreed, pursuant to the IRRA, to abide by customary standstill restrictions that apply from the closing of the Merger on June 20, 2023 (the “Closing Date”) until the Selling Shareholders and their permitted transferees together cease to beneficially own at least 5% of the issued and outstanding Common Shares. The IRRA also subjects the Restricted Shares to a “lock-up” period commencing on the Closing Date, with one-third of such Restricted Shares being released from such restrictions on the date that is 90 days after the Closing Date, one-third of the Restricted Shares being released from such restrictions on the date that is 180 days after the Closing Date, and the remainder being released from such restrictions on the date that is 270 days after the Closing Date (the “Lock-Up Period”). If the Selling Shareholders or their affiliates sell a substantial number of our Common Shares in the public market, the market price of the Common Shares could fall. In addition, the perception that such sales may occur could also contribute to a decline in the market price of our Common Shares.
Furthermore, as long as the Selling Shareholders maintain their shareholdings in Baytex, the Selling Shareholders could have significant influence in determining the members of the board of directors of Baytex (the “Board”) and the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the sale of all or substantially all of our assets and other significant corporate actions. The concentration of ownership of the Common Shares by the Selling Shareholders may: (i) delay or deter a change of control of Baytex; (ii) deprive shareholders of an opportunity to receive a premium for their Common Shares as part of a sale of Baytex; or (iii) affect the market price and liquidity of the Common Shares. Pursuant to the terms of the IRRA, the Selling Shareholders have, among other things, customary registration rights. The interests of the Selling Shareholders may differ from or be adverse to the interests of our other shareholders. The effect of these rights and the Selling Shareholders’ influence may impact the price that investors are willing to pay for our Common Shares.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2023, on an actual basis and as adjusted to give effect to the consummation of the Merger and the financing transactions consummated in connection therewith, as described in the Current Report on Form 6-K filed on June 27, 2023 and incorporated by reference herein. The information in such table should be read in conjunction with and is qualified by reference to the financial information incorporated by reference into this prospectus, including our audited financial statements and related notes included in our Annual Report on Form 40-F, our interim financial statements included our Current Report on Form 6-K filed with the SEC on May 4, 2023, and our Current Report on Form 6-K filed on June 27, 2023, each of which is incorporated by reference herein.
	As of March 31, 2023
	Actual	As Adjusted(1)
	(Canadian dollars in thousands)
Cash and cash equivalents	$6,445	$23,158
Long-Term Debt(2)(3):
Baytex Bank Facility	409,653	837,384
Baytex Term Loan	—	202,913
8.750% Senior Notes due 2027	554,351	554,351
8.500% Senior Notes due 2030	—	1,082,200
Less: Unamortized Debt Issuance Costs	(8,833)	(86,854)
Total Long-Term Debt	$955,171	$2,589,994
Shareholders’ Equity(4)	$3,084,731	$4,430,836
Total Capitalization	$4,046,347	$7,020,830

Notes:
(1)
Adjusted to reflect the consummation of the Merger on June 20, 2023, including the payment of C$733.1 million in cash and the issuance of 311.4 million Common Shares to Ranger shareholders as merger consideration; the issuance on April 27, 2023 of US$800 million aggregate principal amount of 8.500% Senior Notes due 2030; and our entry on June 20, 2023 into new syndicated credit facilities comprised of a US$1.1 billion revolving credit facility and a US$150 million term loan. US$633 million of the revolving credit facility and US$150 million of the term loan were outstanding on June 20, 2023.

(2)
Baytex has a revolving letter of credit facility that is guaranteed by Export Development Canada under which we had C$15.7 million of outstanding letters of credit as of March 31, 2023.

(3)
Principal amount of instruments and converted to CAD at the exchange rate of C$1.35:US$1.00 as of March 31, 2023.

(4)
Reflects an increase due to the issuance of 311.4 million Common Shares valued at C$1.3 billion to Ranger shareholders as merger consideration.

Our capitalization and indebtedness will be updated and superseded by information set forth in a prospectus supplement to this prospectus or in a Current Report on Form 6-K or an Annual Report on Form 40-F subsequently incorporated herein by reference.

USE OF PROCEEDS
We are registering the resale of the Registered Shares being offered by this prospectus by the Selling Shareholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Registered Shares covered hereby. The net proceeds from the sale of any of the Registered Shares offered by this prospectus will be received by the Selling Shareholders.
The Selling Shareholders will pay any underwriting discounts and commissions incurred by them in disposing of the Registered Shares offered by this prospectus. All other costs, fees and expenses incurred in effecting the registration of the Registered Shares covered by this prospectus, including all registration and filing fees, and fees of our counsel and our independent registered public accountants, will be borne by us.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES
Baytex is authorized to issue an unlimited number of Common Shares, without nominal or par value, and up to 10,000,000 preferred shares, without nominal or par value, issuable in series (“Preferred Shares”). Holders of Common Shares and Preferred Shares are entitled to all of the applicable rights and obligations provided under the Business Corporations Act (Alberta), as amended (the “ABCA”), the Baytex’s articles of incorporation dated October 22, 2010, articles of arrangement dated December 31, 2010 and articles of arrangement dated August 22, 2018 (collectively, the “Baytex Articles”) and the Baytex’s By-Law No. 1 dated October 22, 2010 and By-Law No. 2 dated March 12, 2014 (collectively, the “Baytex By-Laws”). As of the close of business on June 23, 2023, 856,922,879 Common Shares and no Preferred Shares were issued and outstanding.
The following sections describe the general terms of the Common Shares and Preferred Shares. This is a summary and does not purport to be complete. The Baytex Articles, the Baytex By-Laws and the Current Report on Form 6-K filed on June 23, 2023 are incorporated by reference herein.
Common Shares
Holders of Common Shares are entitled to notice of meetings of the holders of Common Shares, to attend meetings and to one vote per Common Share at such meetings (other than for meetings of a class or series of shares of Baytex other than the Common Shares).
Holders of Common Shares will be entitled to receive dividends as and when declared by the Board, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of shares of Baytex ranking in priority to the Common Shares in respect of dividends.
Holders of Common Shares will be entitled in the event of any liquidation, dissolution or winding-up of Baytex, whether voluntary or involuntary, or any other distribution of the assets of Baytex among its shareholders for the purpose of winding-up its affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of shares of Baytex ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of shares of Baytex ranking equally with the Common Shares in respect of return of capital on dissolution, in such assets of Baytex as are available for distribution.
Preferred Shares
Preferred Shares may be issued from time to time in one or more series, each series to consist of such number of shares as a may be authorized by the Board, and subject to the provisions of the ABCA, the Board may fix the designation, rights, restrictions, privileges and conditions attached to each series of Preferred Shares. The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of Baytex ranking junior to the Preferred Shares with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of Baytex, whether voluntary or involuntary, to the extent fixed in the case of each respective series, and may also be given such other preferences over the Common Shares and any other shares of Baytex ranking junior to the Preferred Shares as may be fixed in the case of each such series.
Other than in the case of a failure to declare or pay dividends specified in any series of Preferred Shares, the voting rights attached to Preferred Shares shall be limited to one vote per Preferred Share at any meeting where Preferred Shares and Common Shares vote together as a single class.
In addition to the rights attaching to any series of Preferred Shares, holders of Preferred Shares are entitled to all of the applicable rights and obligations provided under the ABCA, the Baytex Articles and the Baytex By-Laws.
Variation of Rights Attaching to a Class or Series of Shares
Under the ABCA, certain fundamental changes, such as changes to the rights attaching to the Common Shares and Preferred Shares, may be varied only through an amendment to the Baytex Articles authorized by special resolution of Baytex shareholders, including, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the ABCA. In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.
A special resolution is a resolution: (i) passed by a majority of not less than two-thirds (2/3) of the votes cast by shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose; or (ii) signed by all shareholders entitled to vote on the resolution.
Consolidation and Division; Subdivision
Under the ABCA, the issued shares of a class or series of Common Shares may be changed into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series through an amendment to its Articles authorized by special resolution of Baytex shareholders, including, if applicable, a separate special resolution of the holders of the affected class or series of shares in accordance with the provisions of the ABCA.
Reduction of Share Capital
Under the ABCA, Baytex may, by a special resolution of shareholders, reduce its stated capital for a class or series of shares for any purpose, provided there are no reasonable grounds for believing that: (i) Baytex is, or after the proposed reduction of its stated capital would be, unable to pay its liabilities as they become due; or (ii) after the proposed reduction of its stated capital, the realizable value of Baytex’s assets would be less than the aggregate of its liabilities.
Dividends
Under the Baytex Articles, the holders of Common Shares are entitled to receive dividends as and when declared by the Board on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends (if any) attached to shares of other classes of shares of Baytex ranking in priority to the Common Shares in respect of dividends.
Under the ABCA, Baytex may not pay a dividend in money or other property if there are reasonable grounds for believing that Baytex is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of Baytex’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. Baytex may also pay a dividend by issuing shares.
Repurchases and Redemptions
Under the ABCA, the purchase or other acquisition by Baytex of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).
Calls on Shares and Forfeiture of Shares
Under the ABCA, shares must be fully paid prior to issue, and are non-assessable. Common Shares will not be issued until the consideration for the shares is fully paid in money or in property or past services that are not less in value than the fair equivalent of the money that Baytex would have received if the shares had been issued for money. The determination of whether property or past services are the fair equivalent of monetary consideration will be made by the Board.
Voting Rights
Under the Baytex Articles, the holders of Common Shares are entitled to receive notice of, to attend and to one (1) vote per Common Share at any meeting of shareholders, other than meetings of a class or series of shares of Baytex other than the Common Shares. The voting rights attaching to each series of Preferred Shares (if any) will be fixed by the Board before issuance.
In accordance with the Baytex By-laws, unless a ballot is demanded by a shareholder with the right to vote, motions are voted on by a show of hands with each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by ballot, each person present shall be entitled, in respect of the shares which they are entitled to vote at the meeting upon the question, to that number of votes provided by the ABCA and the Baytex Articles.

SELLING SHAREHOLDERS
This prospectus relates to the resale of the Registered Shares, all of which were issued to the Selling Shareholders pursuant to the Merger Agreement and are being offered for resale hereunder by the Selling Shareholders. As described above under “Baytex Energy Corp. — Background of Share Registration,” on the Closing Date, we entered into the IRRA with the Selling Shareholders in connection with the Merger, pursuant to which we agreed to file with the SEC a registration statement to permit the resale of the Common Shares held by the Selling Shareholders from time to time under the Securities Act of 1933, as amended (the “Securities Act”),. We are registering the Registered Shares described in this prospectus pursuant to the IRRA. Under the IRRA, the Selling Shareholders also have certain demand registration rights as well as certain piggyback rights with respect to certain underwritten offerings conducted by us for our own account or other shareholders of Baytex. We are required to pay certain offering fees and expenses in connection with the registration of the Registered Shares and to indemnify the Selling Shareholders against certain liabilities. We will not receive any proceeds from the sale of these Registered Shares by the Selling Shareholders.
Pursuant to the IRRA, the Selling Stockholders agreed to certain selling restrictions with respect to the Restricted Shares during the Lock-Up Period. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of some or all of their Registered Shares in private placements or other transactions exempt from or not subject to the registration requirements of the Securities Act. The Selling Shareholders identified below may currently hold or acquire at any time shares of Common Shares in addition to those registered hereby.
We have prepared the following table based on information provided by, or on behalf of, the Selling Shareholders on or before the date hereof with respect to the beneficial ownership of the Registered Shares held by the Selling Shareholders as of June 23, 2023. We have not independently verified this information. Because the Selling Shareholders may sell all, some or none of the Registered Shares they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of Registered Shares that will be held by the Selling Shareholders upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after the offering is based upon the hypothetical assumption that the Selling Shareholders will sell all of the Registered Shares owned by them and covered by this prospectus. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any Selling Shareholder and the number of Registered Shares registered on its behalf.
To our knowledge, except as may be disclosed in this prospectus or in a prospectus supplement, neither Selling Shareholder has and within the past three years has not had, any position, office or other material relationship with us or any of our affiliates, other than the Selling Shareholders beneficially own an aggregate of 19.7% of our Common Shares. To our knowledge, except as may be disclosed in a prospectus supplement, neither Selling Shareholder is or is affiliated with a broker-dealer.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to Baytex’s knowledge, all persons named in the table have sole voting and investment power with respect to their Common Shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the persons named below. As of June 23, 2023, there were 856,922,879 Common Shares issued and outstanding.
Name of Selling Shareholder	Common Shares Owned Before Offering	Percentage of Class Prior to the Offering	Total Common Shares Offered Hereby	Common Shares Owned Following the Offering	Percentage of Class Following the Offering
Rocky Creek Resources, LLC(1)(3)	40,491,996	4.7%	40,491,996	0	0%
JSTX Holdings, LLC(2)(3)	128,399,998	14.98%	128,399,998	0	0%

(1)
40,491,996 Common Shares are directly held by Rocky Creek. Juniper Capital II, L.P., a Delaware limited partnership and investment fund (“Fund II”), owns a majority of the membership interests in Rocky Creek. Juniper Capital II GP, L.P., a Delaware limited partnership (“Fund II GP”), is the sole general partner of Fund II and has dispositive power of the Common Shares.

Fund II’s agreement of limited partnership dictates that the disposition of a material interest held by Fund II, such as the investment in Baytex, must be approved by two of the three members of the Investment Committee of Fund II GP, one of whom must be Edward Geiser. The day to day operations of Fund II are managed by Juniper Capital Advisors, L.P. (“Advisors”), pursuant to a management agreement. Each of Fund II and Fund II GP may be deemed to beneficially own the shares directly held by Rocky Creek. Rocky Creek’s address is Juniper Capital 2727 Allen Parkway, #1850 Houston, TX 77019.
(2)
128,399,998 Common Shares are directly held by JSTX, which is owned by Juniper Capital III, L.P., a Delaware limited partnership (“Fund III”), and Juniper Phoenix Partners, L.P., a Delaware limited partnership (“Phoenix”). Juniper Capital III GP, L.P., a Delaware limited partnership (“Fund III GP”), is the sole general partner of each of Fund III and Phoenix and has dispositive power of the Common Shares. Fund III’s agreement of limited partnership dictates that the disposition of a material interest held by Fund III, such as the investment in Baytex, must be approved by two of the three members of the Investment Committee of Fund III GP, one of whom must be Edward Geiser. Phoenix does not have a separate investment committee, and it is bound by any and all decisions made by the Fund III GP Investment Committee on behalf of Fund III. The day to day operations of Fund III and Phoenix are managed by Advisors, pursuant to a management agreement. Each of Fund III, Phoenix and Fund III GP, may be deemed to beneficially own the shares directly held by JSTX. JSTX’s address is Juniper Capital 2727 Allen Parkway, #1850 Houston, TX 77019.

(3)
Advisors, through separate management agreements, has authority to direct voting and disposition over 168,891,994 Common Shares directly held by Rocky Creek and JSTX. Advisors was formed on July 24, 2014, is a registered investment advisor under the Investment Advisers Act of 1940, as amended, and is principally engaged in the business of advising private funds and separate accounts that invest in securities for which it or its subsidiary serves as, direct or indirect, investment manager, including Fund II, Fund III and Phoenix. Advisors is controlled by its general partner, Juniper Capital Advisors GP, LLC. Edward Geiser is the sole member of Juniper Capital Advisors GP, LLC. Each of Advisors and Mr. Geiser may be deemed to beneficially own all of the reported securities.

No offer or sale may occur unless the registration statement that includes this prospectus has become effective and remains effective at the time any Selling Shareholder offers or sells Registered Shares. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling the Registered Shares offered hereby, or interests in such Registered Shares, received from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Registered Shares offered hereby, or interests in such Registered Shares, on any stock exchange, market or trading facility on which such Registered Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of such Registered Shares, or any interests therein:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•
a block trade (which may include crosses) in which the broker or dealer so engaged will attempt to sell the Registered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
in privately negotiated transactions;

•
in underwritten transactions;

•
in short sales;

•
through the writing of options on the shares, whether or not the options are listed on an options exchange;

•
through distributions of the shares by the Selling Shareholders to its beneficiaries; or

•
any other method permitted pursuant to applicable law.

The Selling Shareholders also may sell shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.
Broker-dealers may receive compensation in the form of commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.
In connection with sales of the Registered Shares under this prospectus, the Selling Shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Registered Shares in the course of hedging the positions they assume. The Selling Shareholders also may sell Registered Shares short and deliver them to close out the short positions or loan or pledge the Registered Shares to broker-dealers that in turn may sell them. In addition, from time to time, the Selling Shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. In the event of an event of default, upon any foreclosure by pledgees, secured parties or persons to whom any of the Registered Shares have been hypothecated, the number of the Selling Shareholders’ securities offered under this prospectus will decrease.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
To Baytex’s knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any broker-dealer or agent regarding the sale of the shares covered by this prospectus by such Selling Shareholders. If the Selling Shareholders notify Baytex that a material arrangement has been entered into with a broker-dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, Baytex may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.
There can be no assurance that the Selling Shareholders will sell any or all of the Registered Shares registered pursuant to the registration statement of which this prospectus forms a part.
Baytex is required to pay all of the fees and expenses incident to the registration of the Registered Shares covered by this prospectus.
Once sold under the registration statement of which this prospectus forms a part, the Registered Shares will be freely tradable in the hands of persons other than Baytex’s affiliates.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST BAYTEX ENERGY CORP., ITS MANAGEMENT AND OTHERS
Baytex is organized under the laws of Alberta. A substantial portion of Baytex’s assets are located outside the United States, and many of Baytex’s directors and officers and some of the experts named in this prospectus are residents of jurisdictions outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon Baytex and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of Baytex and such directors, officers or experts under United States federal securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon United States federal securities laws.

LEGAL MATTERS
Certain legal matters with respect to Canadian law, including relating to the validity of the issuance of the Registered Shares in connection with the Merger, will be passed upon for us by Burnet, Duckworth & Palmer LLP, Canadian counsel to Baytex. Vinson & Elkins L.L.P., U.S. counsel for Baytex, represented Baytex in connection with the preparation of this prospectus. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
Baytex
The consolidated financial statements of Baytex as of December 31, 2022 and 2021, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Estimates of proved reserves attributable to certain interests of Baytex and Ranger as of December 31, 2022 and related information included or incorporated by reference herein have been prepared based on reports by McDaniel & Associates, Baytex’s and Ranger’s independent reserves evaluators, and all such information has been so incorporated in reliance on the authority of such experts in such matters.
Ranger
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Estimates of proved reserves attributable to certain interests of Ranger as of December 31, 2022 and related information included or attached hereto have been prepared in accordance with U.S. Standards based on reports by DeGolyer and MacNaughton, Inc., Ranger’s independent third party petroleum engineers, and all such information has been so incorporated in reliance on the authority of such experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
Baytex files or furnishes annual reports, current reports and other information with the SEC as a “foreign private issuer” and, under the rules adopted under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be accessed at www.sec.gov. Except as set forth below, the information contained on the SEC’s website is not incorporated by reference into this prospectus.
Baytex also files reports, statements and other information with the applicable Canadian securities regulators. Baytex’s filings are electronically available to the public from the SEDAR website at www.sedar.com. The information contained on the SEDAR website is not incorporated by reference into this prospectus. Baytex’s Common Shares are listed on the NYSE and similar information can be inspected and copied at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, NY 10005 or electronically at http://nyse.com.
You may also access the SEC filings and obtain other information about Baytex through the website maintained by Baytex at https://www.baytexenergy.com/investors/. The information contained on the Baytex website is not incorporated by reference into, and does not form a part of, this prospectus. You should not rely on such information unless such information is in this prospectus or has been incorporated by reference into this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement. In addition, the SEC allows Baytex to “incorporate by reference” information into this prospectus, which means that Baytex can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Baytex has previously filed with the SEC, in each case to the extent filed and not furnished. These documents contain important information about the companies and their financial condition.
Baytex Filings with the SEC (File No. 001-32754)	Period and/or Filing Date
Annual Report on Form 40-F	Year ended December 31, 2022
Reports on Form 6-K	Filed on May 4, 2023, June 23, 2023 and June 27, 2023
Registration Statement on Form 8-A*	Filed on February 21, 2023

*
Only the description of the Common Shares contained in the Registration Statement on Form 8-A (File No. 001-32754) filed with the SEC on February 21, 2023, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

In addition, any documents filed on Form 40-F or furnished on Form 6-K (if and to the extent expressly provided therein) by Baytex with the SEC, after the date of the filing of this prospectus and prior to the completion or withdrawal of any offering hereunder or, if later, the date on which any of Baytex’s affiliates ceases offering and selling the securities offered hereby, shall be deemed to be incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning Baytex at Baytex Energy Corp., 2800, 520-3 Ave. S.W., Calgary, Alberta, Canada T2P 0R3, Attention: Corporate Secretary, (587) 952-3000.

EXPENSES OF ISSUANCE
The following table sets forth the estimated expenses in connection with the offering described in this prospectus, other than underwriting discounts and commissions, all of which will be borne by Baytex. With the exception of the SEC registration fee, the amounts set forth below are estimates:
Amount to be Paid
SEC filing fee		$56,905.88
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Miscellaneous		*
Total expenses	$	*

*
Estimated expenses not currently known.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Under Section 124 of the ABCA, except in respect of an action by or on behalf of Baytex to procure a judgment in Baytex’s favor, Baytex may indemnify a current or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate (each, a “Related Body Corporate”) of which Baytex is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal, administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been a director or officer of Baytex or Related Body Corporate, if (i) the Indemnified Person acted honestly and in good faith with a view to the best interests of Baytex, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful (collectively, the “Discretionary Indemnification Conditions”).
Notwithstanding the foregoing, the ABCA provides that an Indemnified Person is entitled to indemnity from Baytex in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of Baytex or Related Body Corporate, if the Indemnified Person (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the Discretionary Indemnification Conditions (collectively, the “Mandatory Indemnification Conditions”). Baytex may advance funds to an Indemnified Person for the costs, charges and expenses of such a proceeding; however, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Discretionary Indemnification Conditions are met.
The Baytex By-laws provides that, to the maximum extent permitted under the ABCA, Baytex shall indemnify a director or officer of Baytex, a former director or officer of Baytex, or another individual who acts or acted at Baytex’s request as a director or officer of a body corporate of which Baytex is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, or administrative action or proceeding in which the individual is made a party by reason of being or having been a director or officer of Baytex or such body corporate.
Baytex may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her: (i) in his or her capacity as a director or officer of Baytex, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Baytex; or (ii) in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Baytex’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Baytex pursuant to the foregoing provisions, or otherwise, Baytex has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Baytex of expenses incurred or paid by a director, officer or controlling person of Baytex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Baytex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 9.    Exhibits.
Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated February 27, 2023, by and between Baytex Energy Corp. and Ranger Oil Corporation (incorporated by reference to Exhibit 99.1 to Baytex Energy Corp.’s Report on Form 6-K, File No. 001-32754, filed with the SEC on March 2, 2023).
2.2	Joinder Agreement, dated May 3, 2023, by Nebula Merger Sub, LLC for the benefit of Baytex Energy Corp. and Ranger Oil Corp. (incorporated by reference to Exhibit 2.2 to Baytex Energy Corp.’s Registration Statement on Form F-4/A, File No. 001-32754, filed with the SEC on May 11, 2023).
3.1	Articles of Incorporation of Baytex Energy Corp. (incorporated by reference to Exhibit 3.1 to Baytex Energy Corp.’s Report on Form 8-A/A, File No. 001-32754, filed with the SEC on January 3, 2011).
3.2	By-Law No. 1 of Baytex Energy Corp. (incorporated by reference to Exhibit 3.2 to Baytex Energy Corp.’s Report on Form 8-A/A, File No. 001-32754, filed with the SEC on January 3, 2011).
3.3	By-Law No. 2 of Baytex Energy Corp. (incorporated by reference to Exhibit 3.3 to Baytex Energy Corp.’s Registration Statement on Form F-4/A, File No. 001-32754, filed with the SEC on May 11, 2023).
4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to Baytex Energy Corp.’s Report on Form 8-A/A, File No. 001-32754, filed with the SEC on January 3, 2011).
4.2	Investor and Registration Rights Agreement, dated February 27, 2023, by and among Rocky Creek Resources, LLC, JSTX Holdings, LLC, and Baytex Energy Corp. (incorporated by reference to Exhibit 99.2 to Baytex Energy Corp.’s Report on Form 6-K, File No. 001-32754, filed with the SEC on March 2, 2023).
5.1*	Opinion of Burnet, Duckworth & Palmer LLP, Canadian counsel to Baytex Energy Corp.
23.1*	Consent of KPMG LLP with respect to Baytex Energy Corp.
23.2*	Consent of McDaniel & Associates Consultants Ltd. with respect to Baytex Energy Corp. and Ranger Oil Corporation
23.3*	Consent of Grant Thornton LLP with respect to Ranger Oil Corporation
23.4*	Consent of DeGolyer and MacNaughton with respect to Ranger Oil Corporation
23.5*	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*
Filed herewith

Item 10.   Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Baytex certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 29, 2023.
BAYTEX ENERGY CORP.
By:
/s/ Chad L. Kalmakoff

Name:
Chad L. Kalmakoff

Title:
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Chad L. Kalmakoff and James R. Maclean as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	CAPACITY	DATE
/s/ Eric T. Greager Eric T. Greager	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2023
/s/ Chad L. Kalmakoff Chad L. Kalmakoff	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2023
/s/ Mark R. Bly Mark R. Bly	Director	June 29, 2023
/s/ Tiffany Thom Cepak Tiffany Thom Cepak	Director	June 29, 2023
/s/ Trudy M. Curran Trudy M. Curran	Director	June 29, 2023
/s/ Don G. Hrap Don G. Hrap	Director	June 29, 2023
/s/ Angela S. Lekatsas Angela S. Lekatsas	Director	June 29, 2023

SIGNATURE	CAPACITY	DATE
/s/ Jennifer A. Maki Jennifer A. Maki	Director	June 29, 2023
/s/ David L. Pearce David L. Pearce	Director	June 29, 2023
/s/ Stephen D. L. Reynish Stephen D. L. Reynish	Director	June 29, 2023
/s/ Jeffrey E. Wojahn Jeffrey E. Wojahn	Director	June 29, 2023

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Baytex Energy Corp. in the United States, on June 29, 2023.
BAYTEX ENERGY USA, INC.
By:
/s/ Julia Gwaltney

Name:
Julia Gwaltney

Title:
SVP and General Manager, U.S. Eagle Ford Operations

Authorized Representative in the United States